Exhibit 99.1

HI-MARK, LLC

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE NINE-MONTH

PERIOD ENDED SEPTEMBER 30, 2006

HI-MARK, LLC

TABLE OF CONTENTS

PAGE
Independent auditors’ report	1

Financial statements:

Balance sheets	2

Statements of income and changes in members’ equity (capital deficit)	3

Statements of cash flows	4

Notes to financial statements	5 -10

INDEPENDENT AUDITORS’ REPORT

To the Members of

Hi-Mark, LLC

We have audited the accompanying balance sheet of Hi-Mark, LLC as of December 31, 2005, and the related statements of income and change in members’ equity (capital deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Mark, LLC as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Atlanta, Georgia

September 8, 2006

HI-MARK,LLC

BALANCE SHEETS

	December 31, 2005	September 30, 2006
		(Unaudited)
ASSETS
Current assets
Cash	$398,549	$884,514
Accounts receivable, net of allowance for doubtful accounts of $118,000 and $87,000, respectively.	1,307,476	1,462,111
Other	40,043	32,856

Total current assets	1,746,068	2,379,481

Property and equipment, net	179,612	198,919

Advances to related party	310,769	385,246

	$2,236,449	$2,963,646

LIABILITIES AND MEMBERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable	$63,360	$194,370
Accrued expenses	124,246	216,322
Accrued compensation - members	615,665	541,819
Deferred revenue	1,010,054	727,031
Current portion of long-term debt	43,921	25,926

Total current liabilities	1,857,246	1,705,468

Long-term debt, net of current portion	828,800	479,137

Members’ equity (capital deficit)	(449,597)	779,041

	$2,236,449	$2,963,646

See accompanying notes to financial statements

HI-MARK, LLC

STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY (CAPITAL DEFICIT)

	Year ended December 31, 2005	Nine-month period ended September 30, 2006
		(Unaudited)
Revenue	$4,009,759	$4,116,717

Operating expenses
Cost of revenue	1,095,309	1,015,122
Research and development	216,459	253,115
Sales and marketing	580,349	428,428
General and administrative	1,042,242	1,219,089

Total operating expenses	2,934,359	2,915,754

Income from operations	1,075,400	1,200,963

Other income (expense)
Recovery of receivables previously written-off	—	53,488
Interest expense - related parties	(49,701)	(31,123)
Miscellaneous income	3,854	5,310

Total other income (expense)	(45,847)	27,675

Net income	1,029,553	1,228,638

Capital deficit, beginning	(1,479,150)	(449,597)

Members’ equity (capital deficit), end	$(449,597)	$779,041

See accompanying notes to financial statements

HI-MARK, LLC

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2005	Nine-month period ended September 30, 2006
		(Unaudited)
Cash flows from operating activities:
Net income	$1,029,553	$1,228,638
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	49,841	55,110
Change in allowance for doubtful accounts	95,293	(31,559)
Change in working capital items:
Accounts receivable	(856,714)	(123,075)
Other current assets	(18,057)	7,187
Accounts payable and accrued expenses	(234,628)	149,239
Deferred revenue	210,133	(283,023)

Net cash provided by operating activities	275,421	1,002,517

Cash flows from investing activities:
Acquisition of property and equipment	(66,294)	(74,417)

Cash flows from financing activities:
Principal payments of debt	(184,525)	(367,658)
Advances to related party	(180,553)	(74,477)

Net cash used by financing activities	(365,078)	(442,135)

Net increase (decrease) in cash	(155,951)	485,965

Cash, beginning	554,500	398,549

Cash, end	$398,549	$884,514

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for interest	$40,007	$19,544

See accompanying notes to financial statements

HI-MARK, LLC

NOTES TO FINANCIAL STATEMENTS

Note A

Summary of Significant Accounting Policies

Nature of Business:

Hi-Mark Travel Systems, Inc. (“HMTS”) was formed in 1993. On March 26, 2000, HMTS contributed substantially all of its assets to Hi-Mark, LLC, a Delaware limited liability company (the “Company”). Today, the Company is a business intelligence and data transaction company focusing primarily on the travel industry, with growing sidelines in healthcare and the airline businesses. The Company has several different types of revenue: transaction processing fees; implementation fees; software license fees; and support and maintenance fees. The Company’s sales base is primarily located in the United States, but sales also extend to Europe.

Concentrations of Credit Risk:

The Company maintains cash in bank deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable:

The Company extends credit to customers located primarily throughout North America based on the size of the customer, its payment history, and other factors. The Company does not require collateral for its accounts receivable. The amount of accounting loss due to credit risk if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable less the related deferred revenue, if applicable. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information, and existing economic conditions. Past due status is based on how recently payments have been received or contractual terms, depending on the nature of the transaction. The Company recovered payments on accounts receivable previously written-off totaling approximately $53,000 for the nine-month period ended September 30, 2006 (unaudited), respectively.

Fair Value of Financial Instruments:

The Company has various financial instruments including accounts receivable, accounts payable accrued expenses, and notes payable. The carrying value of these financial instruments approximates their estimated fair values.

HI-MARK, LLC

NOTES TO FINANCIAL STATEMENTS

Note A

Summary of Significant Accounting Policies (Continued)

Property and Equipment:

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized.

The cost of assets sold, retired or otherwise disposed of, and the related allowance for depreciation is eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment and software	3 - 5 years
Furniture and fixtures	5 - 7 years
Leasehold improvements	Shorter of 15 years or lease term

Depreciation expense was approximately $50,000 for the year ended December 31, 2005 and $55,000 for the nine-month period ended September 30, 2006 (unaudited).

Valuation of Long-Lived Assets:

Management periodically evaluates carrying values of long-lived assets to determine whether events and circumstances indicate that these assets may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. Management believes that long-lived assets in the accompanying balance sheets are appropriately valued.

Revenue Recognition:

The Company’s revenue recognition policies are in compliance with all applicable accounting regulations, including Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Multiple Deliverable Revenue Arrangements, American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, “Software Revenue Recognition,” and SOP 98-9, “Modification of SOP 97-2, with Respect to Certain Transactions”; EITF Issue No. 00-03, “Application of AICPA Statement of Position 97-2, Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware”; and Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition.”

The Company’s revenues are derived primarily from transaction processing fees. Transaction processing fees are recognized in the month in which the services are provided. Implementation fees associated with transaction processing services are deferred and recognized over the life of the service agreement. The Company also derives revenues from licensing software and related post-contract software support arrangements. Software license fees are recognized when persuasive evidence of an arrangement exists, software is delivered, the fee is fixed or determinable, and collectibility is probable. Post-contract software support arrangements include maintenance, telephone support, and unspecified software enhancements. Revenue from license fees and related software support and maintenance is recognized ratably over the term of the post-contract software support arrangement, which is typically 12 months. Billing periods for some clients fall between periods and the collections in excess of revenues recognized are recorded as deferred revenue.

HI-MARK, LLC

NOTES TO FINANCIAL STATEMENTS

Note A

Summary of Significant Accounting Policies (Continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, depreciation expense, allowance for doubtful accounts and deferred revenue. These estimates represent the best judgment of management, and actual results could differ from those estimates.

Income Taxes:

The Company is taxed as a partnership under the Internal Revenue Code and a similar state statute. In lieu of income taxes, the members of the LLC are taxed on their proportionate share of the LLC’s taxable income. Therefore, no provision or liability for federal or state income taxes related to the LLC is included in the financial statements.

Advertising and Promotion:

The Company expenses all advertising and promotion costs as incurred. The Company incurred approximately $54,000 for the year ended December 31, 2005 and $23,000 of advertising and promotion expenses for the nine-month period ended September 30, 2006 (unaudited).

Research and Development and Capitalization of Internally Developed Software:

The Company expenses all research and development costs as incurred. Research and development expenses totaled approximately $216,000 for the year ended December 31, 2005 and $253,000 for the nine-month period ended September 30, 2006 (unaudited).

The Company accounts for its software development costs developed or obtained for internal use in accordance with Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Accordingly, software development costs incurred in the application development phase are capitalized and amortized over their useful lives, generally not to exceed three years. The Company has not capitalized internally developed software costs due to their immateriality.

HI-MARK, LLC

NOTES TO FINANCIAL STATEMENTS

Note B

Property and Equipment

Property and equipment consisted of the following:

	December 31, 2005	September 30, 2006
		(Unaudited)
Computer equipment	$124,832	$158,250
Furniture and fixtures	109,723	125,721
Software	22,888	47,888
Leasehold improvements	52,900	52,900

	310,343	384,759
Less: accumulated depreciation	(130,731)	(185,840)

	$179,612	$198,919

Note C

Long-Term Debt

Long-term debt consisted of the following:

	December 31, 2005	September 30, 2006
		(Unaudited)
Loan payable to HMTS, interest rate of 6%, paid quarterly contingent on cash available for distribution, as defined in the loan agreement	$408,645	$112,169
Advances from HMTS	122,419	122,419
Loan payable to employee, interest rate of 8%, no maturity date	190,587	191,281
Loan payable to individual member, interest rate of 6%, paid quarterly contingent on cash available for distribution, as defined in the loan agreement	90,439	51,768
Other	51,302	18,153
Minimum capital lease payments	9,658	9,620

	873,050	505,410
Less: amount representing interest on capital lease payments	(329)	(347)

	872,721	505,063
Less: current portion	(43,921)	(25,926)

	$828,800	$479,137

HI-MARK, LLC

NOTES TO FINANCIAL STATEMENTS

Note C

Long-Term Debt (Continued)

Maturities of long-term debt as of December 31, 2005 are summarized as follows (before giving consideration to any potential payments required if excess cash is available for distribution, as defined in the loan agreements):

Year Ending
2006	$43,921
2007	16,710
2008	—
2009	—
2010	—
Thereafter	812,090

$872,721

Equipment held under capital lease totaled approximately $28,000 and $37,000 at December 31, 2005 and September 30, 2006 (unaudited), respectively. Depreciation expense for this equipment was approximately $4,000 for the year ended December 31, 2005 and $5,000 for the nine-month period ended September 30, 2006 (unaudited).

Note D

Commitments and Contingencies

The Company leases office space from an entity partially owned by an officer. Rental expense totaled approximately $147,000 for the year ended December 31, 2005 and $113,000 for the nine-month period ended September 30, 2006 (unaudited).

Aggregate minimum future operating lease payments under non-cancelable leases as of December 31, 2005 were as follows:

Year Ending
2006	$140,000
2007	137,000
2008	132,000

$409,000

Note E

Employee Benefit Plan

The Company has an Employee Retirement Plan (401k) (the “Plan”) to provide eligible employees with a pension benefit upon retirement. All regular full-time employees and part-time employees who work at least 1,000 hours per year are eligible to participate in the Plan. The Company matches twenty-five percent of each dollar that the employee contributes to the plan up to six percent of their deferral amount. For the year ended December 31, 2005, the Company contributed approximately $13,000 to the Plan. During the nine-month period ended September 30, 2006 (unaudited), the Company contributed approximately $10,000 to the Plan.

HI-MARK, LLC

NOTES TO FINANCIAL STATEMENTS

Note F

Concentrations

Economic Dependency on Major Customers:

A major customer is defined as a customer from which the Company derives at least 10% of its sales. During the year ended December 31, 2005, one major customer comprised approximately 19% of sales and approximately 32% of accounts receivable, and another major customer comprised approximately 11% of sales and approximately 8% of accounts receivable. During the nine-month period ended September 30, 2006 (unaudited), one major customer comprised approximately 19% of sales and approximately 20% of accounts receivable.

Note G

Subsequent Events

Subsequent to year-end, the Company entered into discussions to sell substantially all of the assets and certain liabilities of the Company. The transaction will be accounted for as a business combination by the purchaser, and the purchase price will consist of a combination of cash, promissory notes and the purchasers’ common stock. Additionally, the transaction calls for possible earn-out payments based on future revenue growth of certain existing customers of the Company during 2007 and 2008.